Exhibit 99.4

UNAUDITED PRO FORMA FINANCIAL INFORMATION OF SOTHERLY HOTELS LP

On July 31, 2015, Sotherly Hotels LP (the “Partnership”) acquired the 75.0% interest in the entities that own the 311-room Crowne Plaza Hollywood Beach Resort (the “Hollywood Hotel”) for a purchase price of $26.3 million, plus customary pro-rated amounts and closing costs.  The Company previously owned a 25.0% non-controlling interest in the Hollywood Hotel through a joint venture with an affiliate of The Carlyle Group.  The existing mortgage loan secured by the Hollywood Hotel in the amount of $57.0 million issued by Bank of America, N.A. remains in place.

The following unaudited pro forma balance sheet as of March 31, 2015 reflects the acquisition of the Hollywood Hotel as if the acquisition had occurred on that date.  The unaudited balance sheet also includes a pro forma adjustment for proceeds of the common stock offering completed on July 1, 2015 as well as the underwriters’ exercise of their over-allotment option completed on July 17, 2015 by Sotherly Hotels Inc. (the “Company”) which were contributed to the Partnership in exchange an equivalent number of partnership units.

The following unaudited pro forma financial statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014, reflect the acquisition of the Hollywood Hotel and the completion of the common stock offering and underwriters’ exercise of their over-allotment option as if all had occurred on January 1, 2014.  The unaudited pro forma financial statements of operations for the year ended December 31, 2014 also includes pro forma adjustments for the acquisition of The Georgian Terrace (acquired March 27, 2014), which is deemed to be a significant acquisition under Rule 3-05 of Regulation S-X, as if it had been completed on January 1, 2014.

The unaudited pro forma financial information does not purport to represent what the Partnership’s results of operations or financial condition would actually have been if the completion of these transactions had in fact occurred at the beginning of the periods presented, or to project the Partnership’s results of operations or financial condition for any future period.  In addition, the unaudited financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial statements, which the Partnership believes are reasonable under the circumstances.  The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Partnership’s audited financial statements included in its 2014 Annual Report on Form 10-K.

SOTHERLY HOTELS LP

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2015

		Proforma Adjustments
	Historical Sotherly Hotels LP	Common Share Offering and Underwiters’ Over-Allotment (1)	Acquisition of the Hollywood Hotel (2)	Proforma Sotherly Hotels LP
ASSETS
Investment in hotel properties, net	$261,129,988	$—	$91,665,211	$352,795,199
Investment in joint venture	1,856,456	—	(1,856,456)	—
Cash and cash equivalents	16,083,091	22,607,479	(25,466,939)	13,223,631
Restricted cash	4,218,224	—	656,008	4,874,232
Accounts receivable, net	3,716,765	—	312,533	4,029,298
Accounts receivable-affiliate	242,214	—	(127,774)	114,440
Prepaid expenses, inventory and other assets	4,149,439	—	639,320	4,788,759
Deferred income taxes	4,039,749	—	—	4,039,749
Deferred financing costs, net	5,048,275	—	—	5,048,275
TOTAL ASSETS	$300,484,201	$22,607,479	$65,821,903	$388,913,583
LIABILITIES
Mortgage loans, net with premium	$204,131,986	$—	$57,259,156	$261,391,142
Unsecured notes	52,900,000	—	—	52,900,000
Accounts payable and accrued liabilities	13,185,243	—	1,990,974	15,176,217
Advance deposits	1,772,219	—	408,398	2,180,617
Dividends and distributions payable	921,076	—	—	921,076
TOTAL LIABILITIES	272,910,524	—	59,658,528	332,569,052
Commitments and contingencies (see Note 7)
PARTNERS’ CAPITAL
General Partner: 131,586 and 165,936 (pro forma) units issued and outstanding	521,554	226,075	61,633	809,262
Limited Partners: 13,026,273 and 16,426,923 (pro forma) units issued and outstanding	27,052,123	22,381,404	6,101,742	55,535,269
TOTAL PARTNERS’ CAPITAL	27,573,677	22,607,479	6,163,375	56,344,531
TOTAL LIABILITIES AND EQUITY	$300,484,201	$22,607,479	$65,821,903	$388,913,583

Notes:

(1)

Reflects the proceeds, net of underwriting fees and offering costs, from the Company’s common stock offering completed on July 1, 2015 as well as the underwriters’ exercise of their over-allotment option completed on July 17, 2015.

(2)

Reflects the acquisition of the 75.0% interest in the entities that own Hollywood Hotel as if it had occurred on March 31, 2015 for approximately $26.3 million.  The pro forma adjustments reflect the following:

a.	Assumption of the existing $57.0 million mortgage indebtedness;
b.	Assumption of net working capital of approximately $2.2 million, inclusive of cash and cash equivalents of approximately $2.9 million;
c.	A gain on change in control of unconsolidated subsidiaries of approximately $7.4 million;
d.	Cash paid of approximately $0.5 million for acquisition costs.

SOTHERLY HOTELS LP

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

		Proforma Adjustments
	Historical Sotherly Hotels LP	Acquisition of the Hollywood Hotel (1)	Proforma Adjustments		Proforma Sotherly Hotels LP
REVENUE
Rooms department	$21,336,414	$5,744,329	$—		$27,080,743
Food and beverage department	7,726,807	871,287	—		8,598,094
Other operating departments	1,912,409	426,343	—		2,338,752
Total revenue	30,975,630	7,041,959	—		38,017,589
EXPENSES
Hotel operating expenses
Rooms department	5,842,940	952,598	—		6,795,538
Food and beverage department	5,405,385	637,728	—		6,043,113
Other operating departments	338,179	166,908	—		505,087
Indirect	11,468,343	2,169,747	(105,629	)(2)	13,532,461
Total hotel operating expenses	23,054,847	3,926,981	(105,629)		26,876,199
Depreciation and amortization	2,904,391	444,576	142,790	(3)	3,491,757
Corporate general and administrative	1,451,224	127,145	—		1,578,369
Total operating expenses	27,410,462	4,498,702	37,161		31,946,325
NET OPERATING INCOME	3,565,168	2,543,257	(37,161)		6,071,264
Other income (expense)
Interest expense	(3,774,535)	(645,861)	—		(4,420,396)
Interest income	10,102	—	—		10,102
Equity income (loss) in joint venture	474,349	—	(474,349	)(4)	—
Net income before income taxes	275,084	1,897,396	(511,510)		1,660,970
Income tax (provision) benefit	438,775	—	(329,234	)(5)	109,541
Net income	$713,859	$1,897,396	$(840,744)		$1,770,511
Net income per share
Basic and diluted (7)	$0.05				$0.11
Weighted average number of units outstanding
Basic and diluted (7)	13,146,628				16,581,628

Notes:

(1)	Reflects the results of operations of the Hollywood Hotel for the three months ended March 31, 2015.
(2)	Reflects the adjustment to indirect operating expenses for the change in related-party management fee contracts.
(3)

Reflects adjustment to depreciation expense based on the Partnership cost basis in the acquired hotel and its accounting policy for depreciation.  Depreciation is computed using the straight-line method over the estimated useful life of the assets, generally 39 years for buildings and 3-10 years for furniture, fixtures and equipment.

(4)	Reflects reversal of the Partnership’s 25% equity interest in the Hollywood Hotel included in (1).
(5)	Reflects adjustment to record pro forma income taxes related to the Partnership’s taxable REIT subsidiary as if the acquisition had occurred on January 1, 2015.
(6)	Reflects adjustment to record the net income attributable to the noncontrolling interest as if the acquisition had occurred on January 1, 2015.
(7)

Reflects the increased weighted average number of basic and diluted units outstanding as if the contribution of the proceeds of Company’s common stock offering as well as the underwriters’ exercise of their over-allotment option to the Partnership in exchange for an equivalent number of units had occurred on January 1, 2015.

SOTHERLY HOTELS LP

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

		Proforma Adjustments
	Historical Sotherly Hotels LP	Acquisition of the Georgian Terrace (1)	Acquisition of the Hollywood Hotel (2)	Other Proforma Adjustments		Proforma Sotherly Hotels LP
REVENUE
Rooms department	$84,618,889	$2,847,867	$15,386,595	$—		$102,853,351
Food and beverage department	31,444,984	1,513,374	2,968,395	—		35,926,753
Other operating departments	6,876,046	409,423	1,385,469	—		8,670,938
Total revenue	122,939,919	4,770,664	19,740,459	—		147,451,042
EXPENSES
Hotel operating expenses
Rooms department	22,913,479	918,717	3,270,929	—		27,103,125
Food and beverage department	21,026,202	1,293,937	2,270,918	—		24,591,057
Other operating departments	1,192,183	101,346	655,818	—		1,949,347
Indirect	45,072,491	1,273,867	7,436,199	(296,109	)(3)	53,486,448
Total hotel operating expenses	90,204,355	3,587,867	13,633,864	(296,109)		107,129,977
Depreciation and amortization	11,969,284	513,031	2,116,211	344,726	(4)	14,943,252
Impairment of investment in hotel properties, net	3,175,000		—	—		3,175,000
Corporate general and administrative	5,085,949	—	148,873	(155,187	)(5)	5,079,635
Total operating expenses	110,434,588	4,100,898	15,898,948	(106,570)		130,327,864
NET OPERATING INCOME	12,505,331	669,766	3,841,511	106,570		17,123,178
Other income (expense)
Interest expense	(14,636,870)	(226,150)	(2,612,032)	(602,893	)(6)	(18,077,945)
Interest income	19,865	—	—	—		19,865
Equity income (loss) in joint venture	307,370	—	—	(307,370	)(7)	—
Loss on extinguishment of debt	(831,079)	—	—	—		(831,079)
Gain on involuntary conversion of asset	169,151	—	—	—		169,151
Net (loss)income before income taxes	(2,466,232)	443,616	1,229,479	(803,693)		(1,596,830)
Income tax (provision) benefit	1,727,723	—	—	(151,072	)(8)	1,576,651
Net (loss)income	(738,509)	443,616	1,229,479	(954,765)		(20,179)
Net (loss) per share
Basic and diluted (10)	$(0.06)					$(0.00)
Weighted average number of units outstanding
Basic and diluted (10)	13,107,413					16,542,413

Notes:

(1)	Reflects the results of operations of The Georgian Terrace for the period prior to acquisition.
(2)	Reflects the results of operations of the Hollywood Hotel for the year ended December 31, 2014.
(3)	Reflects the adjustment to indirect operating expenses for the change in related-party management fee contracts.
(4)

Reflects adjustment to depreciation expense based on the Partnership’s cost basis in the acquired hotel and its accounting policy for depreciation.  Depreciation is computed using the straight-line method over the estimated useful life of the assets, generally 39 years for buildings and 3-10 years for furniture, fixtures and equipment.

(5)	Reflects removal of historical transactions costs related to the acquisition of The Georgian Terrace.
(6)

Reflects substitution of interest expense related to the debt incurred in order to consummate the acquisition of The Georgian Terrace for the historical interest expense related to debt not assumed in the acquisition.

(7)	Reflects reversal of the Partnership’s 25% equity interest in the Hollywood Hotel included in (1).
(8)	Reflects adjustment to record pro forma income taxes related to the Partnership’s taxable REIT subsidiary as if the acquisition had occurred on January 1, 2014.
(9)	Reflects adjustment to record the net income attributable to the noncontrolling interest as if the acquisition had occurred on January 1, 2014.
(10)

Reflects the increased weighted average number of basic and diluted units outstanding as if the contribution of the proceeds of Company’s common stock offering as well as the underwriters’ exercise of their over-allotment option to the Partnership in exchange for an equivalent number of units had occurred on January 1, 2014.